text of Preliminary filing to SEC April 2009

*http://www.secinfo.com/d1AY5e.ud.htm

Lindner Peter * PRE 14A * American Express Co * On
4/22/2011
Filed On 4/22/2011 8PM ET   *   SEC File 1-07657   *
Accession
Number 1394849-
7-2
  As Of               Filer            Filing     As/For/On
Docs:Pgs
Issuer

 3/27/2009  Lindner Peter              PREC14A
1:10
American
Express Co

Preliminary Proxy Solicitation Material -- Contested
Solicitation
*   Schedule
14A
Filing Table of Contents
Document/Exhibit                   Description
Pages   Size

 1: PREC14A     Peter Lindner 1st Draft of Proxy
10  38K


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<SEQUENCE>1
<FILENAME>proxyverb.txt
<FILERID>142380792</FILERID>
<SubCompany_filerId_ is>142380792</SubCompany_filerId_ is>
PREC14A 1 draftproxy.htm FIRST DRAFT OF NON-MANAGEMENT
PROXY
SCHEDULE 14A INFORMATION
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Exchange Act of
1934
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[X]     Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
[   ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Rule 14a-12

AMERICAN EXPRESS COMPANY

(Name of Registrant as Specified In Its Charter)
PETER LINDNER

(Name of Person(s) Filing Proxy Statement, if other than the
Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

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PRELIMINARY COPY, SUBJECT TO COMPLETION
DATED APRIL 22, 2011
PROXY STATEMENT OF
PETER LINDNER
IN CONNECTION WITH THE
2011 ANNUAL MEETING OF STOCKHOLDERS
OF
AMERICAN EXPRESS COMPANY

Prec14a filing for American Express by Peter Lindner as plaintext

Monday, April 25, 2011'Via Fax 813-286-6000


To Bill Ford & Geoff Hughes:
I have a question which Mr. Hamm of PWC says he doesn't know the answer to. Would there be any financial impact to AXP's financial statements / stock price if Amex fired both the GC and the President for violating SOX?
Mr. Hammm is only concerned with violations that have a financial impact, if I understand him right.

I'd appreciate a rough estimate.  I feel it would;
specifically,
[A]the stock price could go up, since Amex is showing Amex is ethical and let its wrongdoers go, or [B]the stock price may go down since it sat on this news for 4 years.

I can give you my previous sworn statement and the Amex
Code of 2010, and of 2005-2006.
/s/ Peter Lindner



Ward Hamm, Amex Liaison Auditor
Price Waterhouse Coopers
Chairman's Office - US Firm
PricewaterhouseCoopers LLP
300 Madison Avenue, 24th Floor
New York, New York 10017

Voice:    (646) 471 4000
     RE: is there a financial impact if Amex's President and General Counsel were let go as a result of SEC /
     SOX violations?

Dear Ward,

     Thanks for calling me back this afternoon and talking to me for over an hour about the allegation I made that Amex (American Express) filed a false or misleading statement with the SEC namely that the Amex Code of Conduct (which was filed as per Sarbanes-Oxley (SOX) law of 2002) was not being followed for the Amex (AXP) Banking
President Ash Gupta, nor by  the General Counsel's Office.


     You stated you had no idea if there are any financial impacts if Amex's President and General Counsel (GC) were let go as a result of SEC / SOX violations. To me, since you (PWC) certified that you followed the PCOAB [see footnote 1] standards, and since the PCOAB follows SOX and SOX mandates that if a

     [Footnote 1: Google begins by saying:
     "Public Company Accounting Oversight Board
     The PCAOB is a private-sector, non-profit corporation,
      created by the Sarbanes-Oxley Act, to oversee the auditors of companies in order to protect the..."

    http://www.google.com/search?sourceid=navclient&ie=UTF-
     8&rlz=1T4WZPG_en___US427&q=PCOAB

     and the PCAOB writes the audits are to "protect the interests of investors and further the public interest" :

          "The PCAOB is a nonprofit corporation established
            by Congress to oversee the audits of public companies in order to protect the interests of investors and further the public interest in the preparation of informative, accurate and independent audit reports.

          The PCAOB also oversees the audits of broker-dealers, including compliance reports filed pursuant to federal securities laws, to promote investor protection."
           [emphasis added]
           http://pcaobus.org/Pages/default.aspx

          I am not only an investor, but also an employee
          Shareholder, as are tens of thousands of Amex employee Shareholders.
        [END of Footnote 1]

company has a ethics code or code of conduct, it must file it with the SEC and can exempt certain classes of people from said code, therefore it seems clear that to have Amex file a misleading code of conduct ("Code")
(CEO Ken Chenault wrote that no one is exempt from the Code) would have a serious financial implication.
 Specifically, since Qing Lin admitted under oath in January 2009 that he violated 13 of the June 2000
Amex-Lindner contract signed by Amex's GC, Ash Gupta, and me, and since Jason Brown, Esq. of the Amex GC said to me in Feb2006 that Qing [breached the contract where 13 says Qing is among 7 people not allowed to give
 "any information" about me to prospective employers ] told my prospective employer that "I don't think Peter Lindner can work here,", therefore both of them breached the Amex
Code by not reporting to their manager any past / present / future potential violations of the code or of the law.

	If either Qing or Jason had done so, then their GC and Ash Gupta would have been aware in February 2006 or as early as March 2005 or as late as January 2009 that Qing had breached the contract signed by his direct manager, Ash Gupta in June2000. And as managers, under the
 Code, they would forward this information to the Secretary of the Corporation.

Given that I asked CEO Ken Chenault in the Shareholder's meeting in both April 2009 and April 2010 about the Qing incident, and Ken evaded the question by saying he believed in the integrity of the Amex employees and in the management of Corporate Secretary Stephen Norman
 (transcripts available), it seems to defy credulity that Ken would have been unaware of Qing's misdeeds and also of
Qing's departure for competitor Chase Manhattan some 2
 weeks after I asked that question in April 2009.
And Ken could have taken the April 2010 re-asking to amend his statement to say that almost all of the Amex employees had integrity, but two of those 5 I had mentioned had breached the Code, and possibly Title VII of the Civil Rights Act of 1964, and possibly defamed me by making an untrue statement about me to a 3rd party. It was untrue what Qing said, since I am allowed to work
"here" at American Express as a contractor or as an employee of a vendor.

Now, Banking President Ash Gupta signs many documents, including financial instruments, such as Bond issuances for
 Amex, Centurion Bank (I believe) and other certifications, as well as signing the June 2000 Amex-Lindner contract, where his name is mentioned I think ten times.

So, I would think it prudent to suspend Ash from signing
 his name to any Amex promissory document, given that Amex did not mind when the June 2000 Amex-Lindner contract was violated by his direct employee, and Ash knew about it for months or years and did nothing, and covered it up with the able help of the General Counsel's Office.

So, we come now to the question: Given that the Amex Code was violated by at least Amex VP Jason Brown, Esq. of the General Counsel's office and by Qing who managed 100 people in Risk Management at Amex prior to leaving in May 2009, wouldn't it make sense for their bosses to be held responsible for what they knew and when they knew it? And if they knew about it for months or years, wouldn't it make sense to accept/demand their resignation, along with putting into place new strictures so that this doesn't happen again? And given that you at PWC (as well as the SEC) has this information as a sworn statement from me for multiple weeks prior to the Amex 9am Monday May 2, 2011 Annual Shareholder Meeting, wouldn't it be appropriate at that time to retract your unqualified approval of Amex's financial and SEC filed documents, and state that you have information that casts doubts upon Ken's certification that SOX was complied with in FY 2010?

Sincerely yours,


Peter W. Lindner
1 Irving Place, Apt. G-23-C
NY, NY 10003
home/fax: 212-979-9647
cell:     917-207-4962
email: nyc10003@nyc.rr.com

cc:    cfletters@sec.gov
       Bill Ford, registered broker (I believe)
       Geoff Hughes, Wachovia / Wells Fargo branch mgr & my broker
        Joe Sacca, Esq. Skadden


STATE OF NEW YORK
COUNTY OF NEW YORK
Sworn as true on the __________  day of __________, 2010
by


__________________________________
Peter W. Lindner




From: Peter main email
Sent: Friday, April 22, 2011 5:19 PM
To: ward.hamm@pwc.com
Cc: Joseph N Sacca ; cfletter@sec.gov
Subject: American Express - do violations of SOX count as having impact on auditor's okay of Financial Stmts, incl certification by CEO of SOX compliance

Ward:

Here's my notarized sworn statement that I'm asking my two
(past &
present) brokers about the financial impact of an auditor disregarding
Sarbanes Oxley violations by the Banking President and General
Counsel,
since that may not necessarily have an impact on the financial aspect (share price, net worth) of American Express.

I think if President Clinton can be impeached for lying under oath about a consensual sexual affair that had nothing to do with the government (except the making a sworn statement), then I think Ash, Jason, the General Counsel can all be fired for covering up and not reporting for several months or years a known violation of both the SEC filed Code of Conduct under SOX, and of a contract signed by Banking President Ash Gupta and me and the
General
Counsel's office in June2000.

In the credit card / banking industry, the whole concept is reliance upon one's word (e.g. Amex keeps track of a cardmember's promise to pay, and if the payment does not come in on time as the c/m promised - the check will be sent for $100 in two weeks - then Amex gives a negative mark on the c/m's history internally), then should not I be able to trust the word and then signature of both Amex and of Ash Gupta? And given that they
(and I and
CEO Ken Chenault and the GC) all signed the Code several times over their years at Amex, shouldn't they have acted in accordance with that dictate of the 2005/2006 Amex code which requires employees to report potential past / present / future violations of the Code or of the law to their manager, who in turn would report it to the Secretary of the Corporation?

To me, this is a big deal. And if PWC decides that it is okay for the Banking
President to disregard the June 2000 contract he signed with me, and disregard the Code which he signed maybe a half dozen times in 15 years and which he instructed his staff on the meaning of the Code as well as handled alleged violations of such code, then how can PWC say that Ash
Gupta's
signature is valid on promissory notes issued by Amex and on certifications to the SEC?

And since you included that CEO Ken Chenault certified SOX
compliance in
the annual report filed with the SEC, and
-     it is clear now that
      o      Ash,
      o      Ken,
      o      Jason and
      o      the GC
-     all knew that
      o      Qing violated the Code in 2005 and admitted it
under
oath in Court
             in January 2009, and that
      o      the GC's Jason Brown, Esq.
              +     knew of this in Feb2006 and
              +     told me that orally then,
              +     but denied it in an email to me the
next day,
              +     only to admit it under oath later in
Jan2009,
-	and that Ken was apprised of that breach / violation
in
detail with
         specific names and facts in the Annual
Shareholder's
Meeting in
      o      April 2009
      o      April 2010
-     and that Ken refused to amend his misleading April
2009
statement in the
      2010 meeting
      o      which is SEC sanctioned event
              +     broadcast over the web
              +     with transcripts available on the web
and by
Thomson
                    StreetEvents
      o and where financial details for the previous fiscal year are highlighted and amended

don't you think that this is significant and a cover up and perhaps could cause not only Qing to leave Amex (as he did in May2009, 2 weeks after the
Apr2009 meeting where I mentioned his name - a coincidence?)?

I feel it's not often that a GC will sign a contract, sign a code of conduct, and be told in Jul2005 and again in Feb2006 of a violation of said
Code and said
Contract, and then help cover it up in an official summary in
April 2006 to
me (and perhaps to Secretary of the Corporation Stephen
Norman),
and not
admit it until forced to under oath in Jan2009. I feel it is rare that Skadden would violate NY Judiciary section 487 by having an "intent to deceive" a
Court by falsely writing and saying that Amex did not interfere with me communicating to the SEC prior to 2009, when in fact their co-counsel Jean
Park of Kelley Drye Warren authored such a document and enforced it in
April 2007 under pain of me being in contempt of court until this alleged oral agreement was overturned by federal USDJ Koeltl in May 2007
(documents
and transcripts upon request-although Amex has gotten a Court
ORDER to
stop me from possessing those documents or showing them to anyone under pain of Contempt of Court).

So, we have here KDW and Skadden having "intent to deceive" the
Court
(allegedly) which is a criminal misdemeanor which can cause them to be disbarred in SDNY, which would result in being disbarred in NY
State, and
which could win me treble damages in a separate suit in NY
State,
and Qing
breaching the Code and the Contract signed by his boss for the 4-5 years from 2005-2009, and CEO Ken filing a misleading certification with the SEC that SOX was complied with in 2010. I think this really has financial impact, especially if any of these people I've named lose their tenure, bonuses, jobs or pensions. But I'm not a lawyer.

The case is 06cv3834 Lindner v  American Express and Qing
Lin.

Regards,

Peter Lindner
1 Irving Place, Apt,G-23-C
NYC, NY 10003
home/fax: 212-979-9647
cell: 917-207-4962
email: nyc10003@nyc.rr.com



[end of filing, after converting to plaintext Friday, April
22,
2011 6:58:06 PM]